Exhibit 99.1

Dear Fellow Shareholder,

I have important news to share with you regarding the future of Phillips Edison & Company, Inc. (“PECO”) that will require action on your part.

On July 17, 2018, PECO and Phillips Edison Grocery Center REIT II, Inc. (“REIT II”) entered into an agreement to merge in a 100% stock-for-stock transaction (the “Proposed Transaction”). This agreement was entered into after a thorough due diligence and negotiation process conducted by PECO’s board of directors, with the assistance of PECO’s advisors, and an independent special committee of REIT II’s board of directors and its advisors.

If the Proposed Transaction is consummated, the surviving company (the “Combined Company”) will be a $6.3 billion internally-managed non-traded real estate investment trust (“REIT”), exclusively focused on grocery-anchored shopping centers, that will own and operate 323 grocery-anchored shopping centers with more than 36.7 million square feet located across 33 states.

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PECO will be mailing you a joint proxy statement/prospectus in the mail later this year – we ask that you review the materials, participate in the shareholder vote, and return your vote in a timely manner.

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Consistent with its long-term strategy, PECO expects the Proposed Transaction to create meaningful operational and financial benefits, including:

1.

Improves Portfolio while Maintaining Exclusive Grocery Focus: Two complementary portfolios are combined to create a high-quality portfolio comprising 323 grocery-anchored shopping centers with more than 36.7 million square feet located across 33 states with an emphasis on necessity-based retailers, which have proven to be internet resistant and recession resilient. This institutional-quality portfolio has higher occupancy rates, higher annualized base rent per square foot, and improved demographics.

On a pro forma basis, we expect the Combined Company to realize improvements related to the following metrics:

•	Occupancy is expected to increase 43 basis points to 94.0%;

•	Annualized base rent is expected to increase to $11.77 per foot from $11.40;

•	Median household income within 3 miles of a center is expected to increase 2.4% to $58,602; and

•	Population density within 3 miles of a center is expected to increase 3.8% to 60,613.

2.

Increases Size, Scale, and Market Prominence: Given its enhanced size, scale and portfolio demographics, we expect the Combined Company to have improved access to the capital markets, which can be used to support strategic investments to drive future growth opportunities.

3.

Actively Positions Company for Liquidity: The Proposed Transaction, which will result in an internally managed REIT of significant scale, is an important step towards a full cycle liquidity event for PECO shareholders.

4.

Improves Earnings Quality: The Proposed Transaction increases the percentage of PECO’s earnings from real estate from 92% to approximately 97%; real estate earnings are more highly valued in the public equity markets than management fee income, given the long-term, recurring nature of owning and operating real estate.

5.

Maintains Distribution Coverage and Strong Balance Sheet: We believe that pro forma funds from operations (“FFO”) of the Combined Company would have fully covered the Combined Company’s pro forma total distributions for the first quarter of 2018. Additionally, on a pro forma basis, the Combined Company’s leverage would have been 42.5% on a Net Debt/Total Enterprise Value basis, and the Combined Company’s total debt would have been 86.8% fixed-rate with an average duration of 4.7 years, in each case, as of March 31, 2018.

6.

Accelerates Strategy to Simplify Business Model: We expect to realize the synergies of operating a combined enterprise that remains focused on driving shareholder value, and we expect a seamless integration process as PECO has managed REIT II since inception.

Regular Distributions

Upon the closing of the Proposed transaction, we expect the PECO board of directors to authorize PECO to continue making monthly distributions totaling $0.67 per share per year.

Transaction Closing - Shareholder Vote

We will be mailing you a joint proxy statement/prospectus in which we will provide you with relevant and important information and we will solicit your vote on the Proposed Transaction. Your response and approval is critical to a timely closing of the Proposed Transaction.

The closing of the Proposed Transaction, which we expect to take place in the fourth quarter of 2018, is subject to the satisfaction of customary conditions, including approval from our shareholders.

For More Information on the Proposed Transaction

The SEC filings, press release, investor presentation, and conference call replay discussing the Proposed Transaction can be found on our website at http://www.phillipsedison.com/investors.

Shareholders with operations-related questions are encouraged to contact DST, our transfer agent, by calling 888-518-8073.

Questions related to the Proposed Transaction can be directed to our Director of Investor Relations, Michael Koehler, at (513) 338-2743 or by emailing mkoehler@phillipsedison.com.

Annual Report

Enclosed in this mailing is our annual report, Form 10-K, for your review.

Our commitment to maximizing shareholder returns has guided our business decisions throughout PECO’s history, and we will continue to operate with this same mentality going forward and I am excited about the future of our company. On behalf of the PECO board of directors and the entire management team, I thank you for your investment in PECO.

Sincerely,

Jeff Edison

Chairman and Chief Executive Officer of Phillips Edison & Company

Stay up to date on the most recent Phillips Edison & Company news – sign up for email updates at

http://www.phillipsedison.com/investors.

Additional Information and Where You Can Find It

PECO filed on August 6, 2018 a registration statement on Form S-4 (the “Registration Statement”) in connection with the Proposed Transaction. After the Registration Statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to all stockholders. For a reconciliation of the financial information presented in this letter, please see the Registration Statement and the definitive joint proxy statement/prospectus that will be mailed to all stockholders after the Registration Statement has been declared effective by the SEC. Investors are urged to read carefully the definitive joint proxy statement/prospectus and other relevant materials because they contain important information about the Proposed Transaction. Investors may obtain free copies of these documents and other documents filed by PECO or REIT II with the SEC through the website maintained by the SEC at www.sec.gov. Investors may obtain free copies of the documents filed with the SEC by PECO by going to PECO’s corporate website at www.phillipsedison.com or by directing a written request to: Phillips Edison & Company, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors may obtain free copies of documents filed with the SEC by REIT II by going to REIT II’s corporate website at www.grocerycenterREIT2.com or by directing a written request to: Phillips Edison Grocery Center REIT II, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors are urged to read the definitive joint proxy statement/prospectus and the other relevant materials before making any voting decision with respect to the Proposed Transaction.

PECO and its directors and executive officers and REIT II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of each of PECO and REIT II in connection with the Proposed Transaction. Information regarding the interests of these directors and executive officers in the Proposed Transaction will be included in the definitive joint proxy statement/prospectus referred to above. Additional information regarding certain of these persons and their beneficial ownership of PECO common stock is also set forth in the Definitive Proxy Statement for PECO’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC. Additional information regarding certain of these persons and their beneficial ownership of REIT II’s common stock is set forth in the Definitive Proxy Statement for REIT II’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction and anticipated earnings, distribution coverage, distributions and other anticipated benefits of the transaction. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the anticipated benefits of the business combination transaction involving PECO and REIT II, including future financial and operating results, and the Combined Company’s plans, objectives, expectations, intentions and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of PECO’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “pro forma,” “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. PECO makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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